UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2025

CCS IX PORTFOLIO HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56718	99-2441832
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd.,
Suite 2000, Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 235-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

On March 14, 2025, with effectiveness on March 19, 2025, CCS IX Portfolio Holdings, LLC (the “Company”), as seller, entered into a Master Repurchase Agreement (the “Master Repurchase Agreement”), the Annexes thereto and a Repurchase Facility Terms & Conditions (the “Repo Terms & Conditions”) (together with each confirmation that may be exchanged from time to time under the Repo Terms & Conditions and the Master Repurchase Agreement, each evidencing a transaction (each a “Repo Transaction”), collectively, the “Repurchase Agreement”)) with Goldman Sachs Bank USA (the “Repo Counterparty”), as buyer.

Pursuant to the terms of the Repurchase Agreement, the Company agrees to sell, transfer and assign to the Repo Counterparty certain securities and all related rights in, and interests related to, such securities with a simultaneous agreement by the Repo Counterparty to transfer such assets to the Company for subsequent repurchase on a specified repurchase date. The Repurchase Agreement provides for, among other things, (a) a scheduled repurchase date (setting out the period of financing) of [date], (b) a financing fee of USD-SOFR-Compound plus 15 basis points, (c) a facility commitment cap of US$500 million, (d) a facility commitment fee of 0.10% multiplied by the facility commitment cap and (e) the delivery of margin by the Company based on the market value of the securities sold, transferred or assigned by the Company to the Repo Counterparty.

The Repurchase Agreement contains events of default customary for similar financing transactions, including, without limitation: (a) failure to pay the repurchase price upon the applicable payment dates, (b) failure to pay the facility commitment fee, the financing fees and any other fees and expenses when due, (c) failure to deliver margin as required, (d) occurrence of insolvency events with respect to the Company, (e) cross default by the Company on any of its indebtedness, (f) cross default by the Company in other arrangements with Goldman Sachs Bank USA and any of its affiliates and (g) breach by the Company of financial covenants (including its asset coverage ratio test).

The description above is only a summary of the material provisions of the Repurchase Agreement and is qualified in its entirety by reference to a copy of the Master Repurchase Agreement and the Repo Terms & Conditions which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1*	Master Repurchase Agreement dated as of March 14, 2025, by and among CCS IX Portfolio Holdings, LLC, as seller, and Goldman Sachs Bank USA, as buyer.

10.2	Repurchase Facility Terms & Conditions dated March 19, 2025, by and among CCS IX Portfolio Holdings, LLC, as seller, and Goldman Sachs Bank USA, as buyer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*

The Registrant has redacted provisions or terms of this exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the exhibit have been redacted, this exhibit includes a prominent statement on the first page of the exhibit that certain identified information has been omitted from the exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential. The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCS IX PORTFOLIO HOLDINGS, LLC

Date: March 24, 2025	By:	/s/ George Hawley
	Name:	George Hawley
	Title:	Secretary